Exhibit 10

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-4 of our report dated April 17, 2020, relating to the financial statements of Separate Account VA BNY and our report dated April 27, 2020, relating to the financial statements of Transamerica Financial Life Insurance Company, which appear in Separate Account VA BNY’s Pre-Effective Amendment No. 2 to the Registration Statement on Form N-4 (No. 333-233843). We also consent to the reference to us under the heading “Independent Registered Public Accounting Firm” in Separate Account VA BNY’s Pre-Effective Amendment No. 2 to the Registration Statement on Form N-4 (No. 333-233843).

/s/ PricewaterhouseCoopers LLP

Chicago, Illinois

July 30, 2020

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-4 of our report dated April 17, 2020, relating to the financial statements of Separate Account VA B and our report dated April 27, 2020, relating to the financial statements of Transamerica Life Insurance Company, which appear in Separate Account VA B’s Pre-Effective Amendment No. 2 to the Registration Statement on Form N-4 (No. 333-233839). We also consent to the reference to us under the heading “Independent Registered Public Accounting Firm” in Separate Account VA B’s Pre-Effective Amendment No. 2 to the Registration Statement on Form N-4 (No. 333-233839).

/s/ PricewaterhouseCoopers LLP

Chicago, Illinois

July 30, 2020